EXECUTIVE DEFERRED
                                COMPENSATION PLAN


                              UNITED NATIONAL BANK
                             Bridgewater, New Jersey

                                 OCTOBER 1, 1997









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                               EXECUTIVE DEFERRED
                                COMPENSATION PLAN


         This Executive Deferred Compensation Plan (the "Plan"), effective as of the 1st day of October, 1997, formalizes the understanding by and between UNITED NATIONAL BANK (the "Bank"), a national banking association having its principal place of business in New Jersey, and certain eligible Executives, hereinafter referred to as "Executive", who shall be approved by the Bank to participate and who shall elect to become a party to this Executive Deferred Compensation Plan by execution of an Executive Deferred Compensation Joinder Agreement ("Joinder Agreement") in a form provided by the Bank. UNITED NATIONAL BANCORP (the "Holding Company") is a party to this Plan for the sole purpose of guaranteeing the Bank's performance hereunder.

                              W I T N E S S E T H :

         WHEREAS, the Executives are employed by the Bank; and

         WHEREAS, the Bank recognizes the valuable services heretofore performed for it by such Executives and wishes to encourage continued employment of each; and

         WHEREAS, the Executives wish to be assured that they will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement from active employment with the Bank or other termination of employment and wish to provide their beneficiaries with benefits from and after death; and

         WHEREAS, the Bank and the Executives wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Executives after retirement or other termination of employment and/or death benefits to their beneficiaries after death; and


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         WHEREAS, these Executives wish to  defer a  certain  portion  of  their compensation to be earned in the future; and

         WHEREAS, the Bank and the Executives intend this Plan to be considered an unfunded arrangement, maintained primarily to provide retirement income for such Executives, members of a select group of management or highly compensated employees of the Bank, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

         WHEREAS, the Bank has adopted this Executive Deferred Compensation Plan which controls all issues relating to the Deferred Compensation Benefits as described herein;

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the parties hereto agree to the following terms and conditions:

                                    SECTION I
                                   DEFINITIONS

         When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.2      "Bank" means UNITED NATIONAL BANK and any successor thereto.

1.3      "Base Compensation" means regular salary compensation received from the
         Bank  during  any  calendar  year,  and  before  any  salary   deferral
         contributions to any tax-qualified or non-qualified plan.


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1.4      "Beneficiary"  means the person or persons (and their heirs) designated as Beneficiary in the Executive's Joinder Agreement to whom the deceased Executive's benefits are payable. If no Beneficiary is so designated, then the Executive's Spouse, if living, will be deemed the Beneficiary. If the Executive's Spouse is not living, then the Children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Executive will be deemed the Beneficiary.

1.5 "Benefit Age" shall be the birthday on which the Executive becomes eligible to receive benefits under the plan. Such birthday shall be designated in the Executive's Joinder Agreement.

1.6 "Benefit Eligibility Date" shall be the date on which a Executive is entitled to receive his Deferred Compensation Benefit. It shall be the first day of the month following the month in which the Executive attains the Benefit Age designated in his Joinder Agreement.

1.7 "Cause" shall mean willful misconduct, breach of fiduciary duty involving personal benefit to the Executive, conviction of a felony, wilful breach or willful neglect by the Executive of his duties as an Executive of the Holding Company or the Bank, or persistent negligence or misconduct in the performance of such duties. For purposes of this definition, no act or failure to act on the part of the Executive shall be considered "willful" unless done or omitted not in good faith and without reasonable belief that the action or omission was in the best interest of the Holding Company or the Bank. If the termination for Cause occurs after a Change in Control, the Executive shall not be deemed to have been terminated for Cause hereunder unless and until:
         (i) there shall have been delivered to the Executive a copy of a certification by a majority of the non-officer members of the Board of Directors of the Bank finding that, in the good faith opinion of such majority, the Executive was guilty of conduct which was deemed to be Cause for termination and specifying the particulars thereof in detail, and (ii) after reasonable notice to the Executive there shall have been an opportunity

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         for the Executive,  together with counsel to the Executive, to be heard before such non-officer members of the Board of Directors.

1.8 "Change in Control" of the Holding Company or the Bank shall mean the first to occur of any of the following events:
          (a) Any person or entity or group of affiliate persons or entities (other than the Holding Company) becomes a beneficial owner, directly or indirectly, of 25% or more Holding Company's and/or the Bank's voting securities or all or substantially all of the assets of Holding Company and/or the Bank.
          (b)  Holding   Company  and/or  the  Bank  enters  into  a  definitive
               agreement which contemplates the merger, consolidation or combination of either Holding Company or the Bank with an unaffiliated entity in which either or both of the following is to occur: (i) the directors of Holding Company and/or Bank, as applicable, immediately prior to such merger, consolidation or combination will constitute less than a majority of the board of directors of the surviving, new or combined entity; or (ii) less than 75% of the outstanding voting securities of the surviving, new or combined entity will be beneficially owned by the stockholders of Holding Company immediately prior to such merger, consolidation or combination; provided, however, that if any definitive agreement to merge, consolidate or combine is terminated without consummation of the transaction, then no Change in Control shall be deemed to have occurred pursuant to this paragraph (b).
          (c) Holding Company and/or the Bank enters into a definitive agreement which contemplates the transfer of all or substantially all of Holding Company's and/or the Bank's assets, other than to a wholly-owned subsidiary of Holding Company; provided, however, that if any definitive agreement to transfer assets is terminated without consummation of the transfer, then no Change in Control shall be deemed to have occurred pursuant to this paragraph (c).
          (d) A majority of the members of the Board of Directors of either Holding Company or the Bank shall be persons who: (i) were not members of such Board on the date

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               hereof ("current members"); and (ii) were not nominated by a vote of the Board which included the affirmative vote of a majority of the current members on the Board at the time of their nomination ("future designees") and (iii) were not nominated by a vote of the Board which included the affirmative vote of a majority of the current members and future designees, taken as a group, on the Board at the time of their nomination.

1.9 "Children" means the Executive's children, or any issue of any deceased children, both natural and adopted, determined at the time payments are due the Children under this Plan.

1.10     "Code" means the Internal Revenue Code of 1986, as amended.

1.11 "Deferral Period" means the period of months designated in the Executive's Joinder Agreement during which the Executive shall be entitled to defer Base Compensation. The Deferral Period shall commence on the date designated in the Executive's Joinder Agreement.

1.12 "Deferred Compensation Plan" means the annuitized value (using the Interest Factor) of the Executive's Elective Contribution Account measured as of the Executive's Benefit Age, payable in monthly installments throughout the Payout Period and commencing on the Executive's Benefit Eligibility Date.

1.13 "Disability Benefit" means the monthly benefit payable to the Executive following a determination, in accordance with Subsection 5.2, that he is no longer able, properly and satisfactorily, to perform his duties as a Executive.

1.14     "Effective Date" of this Plan is October 1, 1997.


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1.15     "Elective  Contribution"  shall refer to any bookkeeping entry required to record a Executive's voluntary monthly pre-tax deferral of Base Compensation which shall be made in accordance with the Executive's Joinder Agreement.

1.16 "Elective Contribution Account" shall be represented by the bookkeeping entries required to record a Executive's Elective Contributions plus accrued interest, equal to the Interest Factor, earned to date on such amounts. However, neither the existence of such bookkeeping entries nor the Elective Contribution Account itself shall be deemed to create either a trust of any kind, or a fiduciary relationship between the Bank and the Executive or any Beneficiary.

1.17     "Estate" means the estate of the Executive.

1.18 "Financial Hardship" means an unforeseeable emergency resulting from a sudden and unexpected illness or accident of the Executive or of a dependent of the Executive, loss of the Executive's property due to casualty, or other similar extraordinary and unforeseeable circumstances which arise as a result of an event not within the control of the Executive. The circumstances that shall constitute an unforeseeable emergency will depend upon the facts of each case, but, in any instance, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Executive's assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of deferrals under the Plan. Examples of what are not considered to be unforeseeable emergencies include the need to send the Executive's child to college or the decision to purchase a home.

1.19 "Financial Hardship Benefit" means a withdrawal or withdrawals of an amount or amounts attributable to a Financial Hardship and limited to the extent reasonably needed to satisfy the emergency need.

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1.20     "Interest  Factor"  means  monthly   compounding  or  discounting,   as
         applicable, at a rate determined annually in accordance with the following: the Interest Factor shall be equal to the greater of (i) eight percent (8%) or (ii) the annual rate of return on equity for the Bank for the immediately preceding year minus five percent (5%), provided, however, that "(ii)" shall only be applicable if the Bank's equity to asset ratio is eight percent (8%) or greater.


1.21     [Deleted]


1.22     [Deleted]


1.23     [Deleted]


1.24 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in equal monthly installments commencing

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         on the first day of the month  following  the  occurrence  of the event which triggers distribution and continuing for a period of months, as designated in the Executive's Joinder Agreement.

1.25 "Plan Year" shall mean the twelve (12) month period from January 1 to December 31 of each year.

1.26 "Projected Deferral" is an estimate, determined upon execution of a Joinder Agreement, of the total amount of Base Compensation to be deferred by the Executive during his Deferral Period (excluding any interest accrued on such deferrals), and so designated in the Executive's Joinder Agreement.

1.27 "Projected Deferral Compensation Benefit" is an estimate of the Deferred Compensation Benefit determined upon execution of the initial Joinder Agreement, and based upon the Executive's deferral election over the Deferral Period with earnings calculated using the Interest Factor.

1.28     [Deleted]


1.29 "Projected Survivor's Benefit" means the benefit payable to the Beneficiary in monthly installments throughout the Payout Period, equal to the amount designated in the Executive's Joinder Agreement, and subject to Subsection 6.1.

1.30 "Spouse" means the individual to whom the Executive is legally married at the time of the Executive's death.


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1.31     "Survivor's  Benefit" means a stream of monthly installments payable to the Beneficiary throughout the Payout Period. In the event a policy of life insurance has been purchased by the Plan on the Executive's life, the Survivor's Benefit is equal to the amount designated in the Joinder Agreement, and subject to Subsection 6.1. In the event no life insurance policy has been purchased by the Plan on the Executive's life, the Survivor's Benefit shall equal the annuitized value (using the Interest Factor) of the Executive's Elective Contribution Account, payable over the Payout Period.

1.32 "Tier One Executives" means those Executives who are eligible to participate herein and who are designated as Tier One Executives by the Bank's Board of Directors. Exhibit C attached hereto sets forth those persons who have been designated as Tier One Executives.

                                   SECTION II
                          ESTABLISHMENT OF RABBI TRUST

         The Bank shall establish a rabbi trust into which the Bank shall contribute assets which shall be held therein, pursuant to the agreement which establishes such rabbi trust. The contributed assets shall be subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to the Executive and his Beneficiary(ies) in such manner and at such times as specified in this Plan. It is the intention of the Bank to make a contribution or contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting the liabilities of this Plan. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which has been established in conjunction with this Plan. Any contribution(s) to the rabbi trust shall be made in accordance with the rabbi trust agreement. The amount of such contribution(s) shall be at least equal to the Executive's Elective Contribution Account.


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                                   SECTION III
                              DEFERRED COMPENSATION

         Commencing on the execution date of the Executive's Joinder Agreement and continuing through the end of the Deferral Period, the Executive and the Bank agree that the Executive shall be entitled to defer into his Elective Contribution Account Base Compensation which the Executive would otherwise be entitled to receive from the Bank for each Plan Year during the Deferral Period. The Executive shall be entitled to defer up to ten percent (10%) of his Base Compensation for the Plan Year, provided that the Executive has first deferred at least five percent (5%) of his Base Compensation for the Plan Year into the Bank's tax qualified 401(k) Plan (or if less, the maximum amount permitted under Code Section 402 (g)). No deferrals will be permitted hereunder unless the Executive has deferred, or has entered into an election to defer and is deferring, into the tax-qualified 401(k) Plan at such time, at least at the rate of five percent (5%) of the Executive's Base Compensation, or at such rate as would equal by the end of the Plan Year the maximum amount permitted under Code
Section 402(g), whichever is less.

         In addition, a Tier One Executive shall be entitled to defer into his Elective Contribution Account an additional amount of Base Compensation which the Tier One Executive would otherwise be entitled to receive from the Bank for each month of the Deferral Period, so long as the average deferral percentage for all Executives entitled to defer under the Plan shall not exceed the dollar amount determined by multiplying Ten Percent (10%) times the sum of the Base Compensation for all Executives entitled to participate hereunder (such dollar amount shall be referred to as the "Deferral Pool Limit").

         If prior to the beginning of any Plan Year the total of the Projected Deferrals of all Executives for such year is less than the total dollar amount of the Deferral Pool Limit, the Tier One Executives, on a pro-rata basis, will be given an opportunity to defer an additional amount, up to the Deferral Pool Limit. After all Tier One Executives have been given such opportunity, if the total Projected Deferrals is less than the dollar amount of the Deferral Pool Limit, the Tier

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One Executives  shall be given another  opportunity to increase their  Projected
Deferrals,  on a pro-rata basis up to the Deferral Pool Limit,  and so on, until
(i) all Tier One Executives have deferred the maximum amount they wish to defer, or (ii) the total Projected Deferrals equals (but does not exceed) the Deferral Pool Limit; provided however, that all increases in an Executive's Projected Deferral must be made prior to January 1 of the Plan Year for which such Projected Deferral is effective.

                                   SECTION IV
                          ADJUSTMENT OF DEFERRAL AMOUNT

         Deferral of the specific amount of Base Compensation designated in the Executive's Joinder Agreement shall continue in effect pursuant to the terms of this Plan unless and until the Executive amends his Joinder Agreement by filing with the Administrator a Notice of Adjustment of Deferral Amount (Exhibit B of the Joinder Agreement). A Notice of Adjustment of Deferral Amount shall be effective if filed with the Administrator no later than December 31st of the year preceding the year to which the adjustment is applicable. Such Notice of Adjustment of Deferral Amount shall be effective commencing with the January 1st following its filing and shall be applicable only to compensation attributable to services not yet performed by the Executive.


                                    SECTION V
                               BENEFITS GENERALLY

5.1      Retirement  Benefit.  Subject to Subsection  6.1 of this Plan, the Bank agrees to pay the Executive the Deferred Compensation Benefit commencing on the Executive's Benefit Eligibility Date. Such payments will be made over the term of the Payout Period. In the event of the Executive's death after commencement of the Deferred Compensation Benefit, but prior to completion of all such payments due and owing hereunder, the Bank shall pay

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         to  the   Executive's   Beneficiary  a  continuation   of  the  monthly
         installments for the number of months remaining in the Payout Period.

     5.2 Disability Benefit. If requested by the Executive and approved by the Board of Directors, the Executive shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined by a duly licensed independent physician selected by the Bank, that the Executive is no longer able, properly and satisfactorily, to perform his regular duties as a Executive because of ill health, accident, disability or general inability due to age. If the Executive's employment is terminated pursuant to this Subsection and Board of Director approval is obtained, the Executive may elect to begin receiving the Disability Benefit in lieu of the Deferred Compensation Benefit, which is not available prior to the Executive's Benefit Eligibility Date. The Disability Benefit shall begin within thirty
          (30) days of Board of Director approval of such benefit. The amount of the monthly benefit shall be the annuitized value of the Executive's Elective Contribution Account, measured as of the date of the disability determination and payable over the Payout Period. The Interest Factor shall be used to annuitize the Elective Contribution Account. In the event the Executive dies while receiving Disability Benefit payments pursuant to this Subsection, or after becoming eligible for such payments but before the actual commencement of such payments, his Beneficiary shall be entitled to receive those benefits provided for in Subsection 6.1(a) and the Disability Benefits provided for in this Subsection shall terminate upon the Executive's death.

     5.3 Removal For Cause. In the event the Executive is removed for Cause at any time prior to reaching his Benefit Age, he shall be entitled to receive the balance of his Elective Contribution Account, measured as of the date of removal. Such amount shall be paid in a lump sum within thirty (30) days of the Executive's date of removal. All other benefits provided

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         for the Executive or his Beneficiary under this Plan shall be forfeited and the Plan shall become null and void with respect to such Executive.

5.4 Voluntary or Involuntary Termination Other Than for Cause. If the Executive's employment with the Bank is voluntarily or involuntarily terminated prior to the attainment of his Benefit Eligibility Date, for any reason including a Change in Control, but excluding termination for Cause, the Executive's death or disability, then commencing on his Benefit Eligibility Date, the Executive shall be entitled to the annuitized value (using the Interest Factor) of his Elective Contribution Account calculated as of his Benefit Eligibility Date, and payable over the Payout Period. During the period between termination of employment and the Executive's Benefit Eligibility Date, the Executive's Elective Contribution Account will continue to earn interest at a rate equal to the Interest Factor.

5.5 Financial Hardship Benefit. In the event the Executive incurs a Financial Hardship, the Executive may request a Financial Hardship Benefit. Such request shall be either approved or rejected by the Bank in the exercise of its sole discretion. The Executive will be required to demonstrate to the satisfaction of the Bank that a Financial Hardship has occurred and that the Executive is otherwise entitled to a Financial Hardship Benefit in accordance with Sections 1.18 and 1.19. If a Financial Hardship Benefit is approved, it shall be paid in a lump sum within thirty (30) days of the event which triggers payment and only to the extent of the Executive's account balances when paid. Any Deferred Compensation Benefit or Disability Benefit shall be actuarially adjusted to reflect such distribution.



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                                   SECTION VI
                                 DEATH BENEFITS

6.1 Death Benefit Prior to Commencement of Deferred Compensation Benefit. In the event of the Executive's death prior to commencement of the Deferred Compensation Benefit, the Bank shall pay the Executive's Beneficiary a monthly benefit for the Payout Period, commencing within thirty (30) days of the Executive's death. The amount of such monthly benefit payments shall be determined as follows:

     (a) (1) In the event death occurs (i) while the Executive is receiving the Disability Benefit provided for in Subsection 5.2, or (ii) after the Executive has become eligible for such Disability Benefit payments but before such payments have commenced, the Executive's Beneficiary shall be entitled to receive a lump sum benefit equal to the present value of the Survivor's Benefit reduced by the Disability Benefit payments made to the Executive. In the event death occurs after the Executive has received the Disability Benefit provided for in Subsection 5.2 for the entire Payout Period, the Executive's Beneficiary shall not be entitled to the benefit set forth above. However, the lump sum payment described in paragraph two (2) of this Subsection 6.1(a) shall still be applicable to such Beneficiary.

          (2)If (i) the total dollar amount of Disability Benefit payments received by the Executive under Subsection 5.2 is less than the total dollar amount of payments which would have been received had the Survivor's Benefit been paid in lieu of the Disability Benefit which was paid during the Executive's life, and (ii) Board of Director approval is obtained, the Bank shall pay the Executive's Beneficiary a lump sum payment for the difference. This lump sum payment shall be made within thirty (30) days of the Executive's death.

     (b) In the event death occurs while the Executive is (i) in the service of the Bank, (ii) deferring Base Compensation pursuant to Section III and
          (iii) prior to any reduction

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          or discontinuance (via an effective filing of  a  Notice of Adjustment
          of Deferral Amount) in  the  level  of  deferrals   reflected  in  the
          Executive's Joinder Agreement, the Executive's Beneficiary shall be paid the Survivor's Benefit.

     (c) In the event death occurs while the Executive is (i) in the service of the Bank, (ii) deferring Base Compensation pursuant to Section III, and (iii) after any reduction or discontinuance (via an effective filing of a Notice of Adjustment of Deferral Amount) in the level of deferrals reflected in the Executive's initial Joinder Agreement, the Executive's Beneficiary shall be paid a reduced Survivor's Benefit. The amount of such reduced Survivor's Benefit shall be determined by multiplying the monthly payment available as a Projected Survivor's Benefit by a fraction, the numerator of which is equal to (i) the total amount of Base Compensation actually deferred by the Executive as of his death and the denominator of which is equal to the total amount of Base Compensation which would have been deferred as of his death, if no reduction or discontinuance in the level of deferrals had accrued at any time following execution of the Joinder Agreement and during the Deferral Period.

     (d) In the event the Executive completes less than One Hundred Percent (100%) of his Projected Deferrals due to any voluntary or involuntary termination of employment other than termination for Cause, the Executive's Beneficiary shall be paid a reduced Survivor's Benefit. The amount of such reduced Survivor's Benefit shall be determined by multiplying the monthly payment available as a Projected Survivor's Benefit by a fraction, the numerator of which is equal to the total Base Compensation actually deferred by the Executive, and the denominator of which is equal to the Executive's Projected Deferral.

         (e) In the event the Executive completes One Hundred Percent (100%) of his Projected Deferrals prior to any voluntary or involuntary termination other than removal for Cause, and provided no payments have been made pursuant to Subsection 5.2, the Executive's Beneficiary shall be paid the Survivor's Benefit.

6.2 Additional Death Benefit - Burial Expense. In addition to the above-described death benefits, upon the Executive's death, the Executive's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand Dollars ($10,000.00). This benefit shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Executive. Such benefit shall be payable within thirty (30) days of the Executive's death. The Executive's Beneficiary shall not be entitled to such benefit if the Executive is removed for Cause prior to death. Notwithstanding anything in this Section 6.2 to the contrary, if the Executive is also a participant in an Executive Supplemental Retirement Income Agreement under which an additional $10,000 death benefit for burial expenses is being paid, no additional death benefit shall be paid under this Section 6.2.

                                   SECTION VII
                             BENEFICIARY DESIGNATION

         The Executive shall make an initial designation of primary and secondary Beneficiaries upon execution of his Joinder Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit A to the Joinder Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

                                  SECTION VIII
                           EXECUTIVE'S RIGHT TO ASSETS

         The rights of the Executive, any Beneficiary, or any other person claiming through the Executive under this Plan, shall be solely those of an unsecured general creditor of the Bank. The Executive, the Beneficiary, or any other person claiming through the Executive, shall only have the right to receive from the Bank those payments so specified under this Plan. The Executive agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Plan. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Plan, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Executive or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

                                   SECTION IX
                            RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Plan. The Executive, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Plan or to refrain from the same and to determine the extent, nature, and method of any such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Executive be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                    SECTION X
                     ALIENABILITY AND ASSIGNMENT PROHIBITION

         Neither the Executive nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate, with respect to such Executive or Beneficiary.

                                   SECTION XI
                                 ACT PROVISIONS

11.1 Named Fiduciary and Administrator. The Bank shall be the Named Fiduciary and Administrator (the "Administrator") of this Plan. As Administrator, the Bank shall be responsible for the management, control and administration of the Plan as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

11.2 Claims Procedure and Arbitration. In the event that benefits under this Plan are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Plan or the Joinder Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

         If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Plan, the Joinder Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan or the Joinder Agreement upon which the decision is based.

         If claimants continue to dispute the benefit denial based upon completed performance of this Plan and the Joinder Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                   SECTION XII
                                  MISCELLANEOUS

12.1 No Effect on Employment Rights. Nothing contained herein will confer upon the Executive the right to be retained in the employment of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Executive without regard to the existence of the Plan.

12.2     State Law.   The Plan is  established  under,  and  will  be  construed according to, the laws of the state of New Jersey.

12.3 Severability. In the event that any of the provisions of this Plan or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

12.4 Incapacity of Recipient. In the event the Executive is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Plan to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

12.5 Unclaimed Benefit. The Executive shall keep the Bank informed of his current address and the current address of his Beneficiaries. If the location of the Executive is not made known to the Bank within three
         (3) years after the date on which any payment of the Deferred Compensation Benefit may first be made, payment may be made as though the Executive had died at the end of the three (3) year period.

12.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, no individual acting as an employee or agent of the Bank, or as a member of the Board of Executives shall be personally liable to the Executive or any other person for any claim, loss, liability or expense incurred in connection with this Plan.

12.7 Gender. Whenever in this Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

12.8 Effect on Other Corporate Benefit Plans. Nothing contained in this Plan shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

12.9 Suicide. Notwithstanding anything to the contrary in this Plan, the benefits otherwise provided herein shall not be payable if the Executive's death results from suicide, whether sane or insane, within twenty-six (26) months after the execution of his Joinder Agreement. If the Executive dies during this twenty-six (26) month period due to suicide, the balance of his Elective Contribution Account will be paid to the Executive's Beneficiary in a single payment. Payment is to be made within thirty (30) days after the Executive's death is declared a suicide by competent legal authority. Credit shall be given to the Bank for payments made prior to determination of suicide.

12.10 Inurement. This Plan shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Executive, his successors, heirs, executors, administrators, and Beneficiaries.

12.11 Source of Payments. All payments provided in this Plan shall be timely paid in cash or check from the general funds of the Bank or the assets of the rabbi trust. The Holding

         Company guarantees payment and provision of all amounts and benefits due to the Executives and, if such amounts and benefits are not timely paid or provided by the Bank, or a rabbi trust, such amounts and benefits shall be paid or provided by the Holding Company.

12.12 Modification of Benefit Eligibility Date. In the event that a Executive desires to modify his Benefit Eligibility Date or Payout Period with respect to future Elective Contributions, the Executive may do so at the time and in the manner that the Executive is entitled to adjust his Elective Contribution, pursuant to Section IV of the Plan. In the event that a Executive desires to modify his Benefit Eligibility Date or Payout Period with respect to amounts accrued in his Elective Contribution Account the Executive may do so, provided, however, that any such modification is made no later than twenty-four (24) months prior to the date of both (i) the Executive's existing Benefit Eligibility (at the time of such modification) and (ii) the Executive's Benefit Eligibility Date, as modified.

12.13 Tax Withholding. The Bank may withhold from any benefits payable under this Plan all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation then in effect.

12.14 Headings. Headings and sub-headings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

                                  SECTION XIII
                              AMENDMENT/REVOCATION

         This Plan shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Executive and the Bank, and such mutual consent shall be required even if the Executive is no longer employed by the Bank.

                                   SECTION XIV
                                    EXECUTION

14.1 This Plan sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Plan.

14.2 This Plan shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the Bank and the Holding Company have caused this Plan to be executed on the day and date first above written.


ATTEST:                                              UNITED NATIONAL BANK



                                                     By: _________________
Secretary
                                                  Title: _____________________


ATTEST:                                              UNITED NATIONAL BANCORP



                                       By:
Secretary
                                                           Title:

                EXECUTIVE DEFERRED COMPENSATION JOINDER AGREEMENT



         I, ________________, and UNITED NATIONAL BANK hereby agree for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the Executive Deferred Compensation Plan ("Plan"), which is effective October 1, 1997, as such Plan may now exist or hereafter be amended or modified, and do further agree to the terms and conditions thereof.

         I understand that I must execute this Executive Deferred Compensation Joinder Agreement ("Joinder Agreement") as well as notify the Administrator of such execution, on or before October 1, 1997 in order to participate in the Plan from its Effective Date. Otherwise, I may execute this Joinder Agreement and give notice of such execution to the Administrator at least thirty (30) days prior to any January 1.

         I hereby elect to defer $__________ (or 10%) of my Base Compensation. Such deferrals shall commence on October 1, 1997 shall renew annually unless otherwise changed and shall continue for a period of 60 months known as the "Deferral Period", and will result in a "Projected Deferral" in the amount of $___,___ and a monthly Projected Deferred Compensation Benefit of $_,___.

         I understand that my election to defer shall continue in accordance with this Joinder Agreement until such time as I submit a "Notice of Adjustment of Deferral Amount" (Exhibit B, hereto) to the Administrator, at least thirty
(30) days prior to any January 1st of my Deferral Period. A Notice of Adjustment of Deferral Amount can be used to adjust the amount of Board fees and/or retainer to be deferred or to discontinue deferrals altogether.

         I  hereby elect a "Benefit Age" of 65 and a "Payout Period"  of    180
         months.

         In general, I understand that my designated Beneficiary shall be entitled to a "Survivor's Benefit" monthly payment in the amount of $_,___, pursuant to Subsection 6.1 of the Plan and subject to all relevant Subsections of the Plan.

         I hereby designate the following individuals as my "Beneficiary" and I am aware that I can subsequently change such designation by submitting to the Administrator, at any subsequent time and in substantially the form attached hereto as Exhibit A, a written designation of the primary and secondary Beneficiaries to whom payment under the Plan shall be made in the event of my death prior to complete distribution of the benefits due and payable under the Plan. I understand that any Beneficiary designation made subsequent to execution of the Joinder Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

PRIMARY BENEFICIARY


SECONDARY BENEFICIARY
                                      ------------------------------------------


         I understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Administrator.

         This Joinder Agreement shall become effective upon execution (below) by both the Executive and a duly authorized officer of the Bank.

         Dated this 1st day of October, 1997.






(Executive)



(Bank's duly authorized Officer)

                                    Exhibit A

                EXECUTIVE DEFERRED COMPENSATION JOINDER AGREEMENT
                     NOTICE OF ADJUSTMENT OF DEFERRAL AMOUNT



TO:      Bank
         Attention:


         I hereby give notice of my election to adjust the amount of my compensation deferral in accordance with my Executive Deferred Compensation Joinder Agreement, dated the ____ day of __________, 19__. This notice is submitted thirty (30) days prior to January 1st, and shall become effective January 1st, as specified below.
         Adjust deferral as of:                               January 1st, 19__

         Previous Deferral Amount                        ____________ per month
         New Deferral Amount                             ____________ per month
                                            (to discontinue deferral, enter $0)

                                            ------------------------------------
                                            EXECUTIVE

                                            ------------------------------------
                                            DATE

                                            ACKNOWLEDGED
                                            BY:_________________________________


                                            TITLE: _____________________________


                                            ------------------------------------
                                            DATE






                                    Exhibit B

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                               TIER ONE EXECUTIVES



                  Thomas C. Gregor

                  Donald W. Malwitz

                  Warren R. Gerleit

                  John J. Cannon

                  Joanne F. Herb

                  Ralph L. Straw, Jr.



                                    Exhibit C